EXHIBIT 99.3
McLeodUSA logo


FOR IMMEDIATE RELEASE


                     MCLEODUSA COMPLETES SALE OF NON-CORE
                  TELECOMMUNICATIONS ASSETS IN UPPER MIDWEST


CEDAR RAPIDS, Iowa - September 30, 2002 - McLeodUSA Incorporated (Nasdaq:
MCLD), one of the nation's largest independent competitive local exchange carriers, today announced the Company has completed the previously announced sale of its non-core ILEC operations in South Dakota and certain overbuild CLEC and cable television operations in South Dakota, southwestern Minnesota and northwestern Iowa to PrairieWave Communications, Inc.

Regulatory and closing conditions have been satisfied, and senior debt financing has been secured by PrairieWave. Net proceeds from the sale were approximately $84 million.

McLeodUSA and PrairieWave have entered into operating agreements enabling McLeodUSA to continue providing certain telecommunications services to PrairieWave and to McLeodUSA customers in the areas now served by PrairieWave.


About McLeodUSA
---------------
McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of June 30, 2002, 43 ATM switches, 55 voice switches, 507 collocations, 525 DSLAMs and 4,740 employees. Visit the Company's Web site at www.mcleodusa.com.

Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements include projections of financial and operational results and goals, including closing of sales of businesses, revenue, EBITDA, profitability, savings and cash. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions. Factors that could cause actual results to differ materially from the forward-looking statement include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms, our ability to close on sales of businesses and changes in the competitive climate in which we operate. These and other risks are described in more detail in our most recent Annual Report on the Form 10K and Form 10K/A both filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.


Contact:

McLeodUSA Incorporated, Cedar Rapids, IA
Investor Contact: Bryce E. Nemitz
Press Contact:    Bruce A. Tiemann
Phone:  319/790-7800
mcleodusa_ir@mcleodusa.com